Exhibit 99.1
                                                                    ------------



                   Transactions in the Company's Common Stock
                   ------------------------------------------



---------------- -------------------- ----------------- --------------- --------
          Trade             Buy/Sale             Price        Quantity  Note
           Date
---------------- -------------------- ----------------- --------------- --------
     10/26/2006                 SELL             $8.25          54,800      1
---------------- -------------------- ----------------- --------------- --------
     10/26/2006                 SELL             $8.25          18,700      2
---------------- -------------------- ----------------- --------------- --------
     10/26/2006                 SELL             $8.25           9,000      2
---------------- -------------------- ----------------- --------------- --------
     10/26/2006                 SELL             $8.25           8,500      2
---------------- -------------------- ----------------- --------------- --------
     10/26/2006                 SELL             $8.25           4,900      3
---------------- -------------------- ----------------- --------------- --------
     10/26/2006                 SELL             $8.25           1,100      3
---------------- -------------------- ----------------- --------------- --------
     10/26/2006                 SELL             $8.25           3,000      4
---------------- -------------------- ----------------- --------------- --------


Notes
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1 - Trade by Oracle Partners
2 - Trade by a Domestic Fund other than Oracle Partners
3 - Trade by a Foreign Fund
4 - Trade by the Foundation